Exhibit 99.1

234 Kingsley Park Drive Fort Mill, South Carolina 29715

News Release

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR PROVIDES UPDATE ON CAPACITY REDUCTION PLAN TO ADDRESS ONGOING COVID-19 BUSINESS CONDITIONS

Company to temporarily idle Hawesville, Kentucky mill

Fort Mill, SC, April 27, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today provided an update to its previously announced capacity reduction plan, which is designed to temporarily right-size production capacity in light of the business conditions created by the COVID-19 pandemic.

Domtar plans to temporarily idle the operations of its Hawesville, Kentucky mill beginning May 5th, 2020. The company expects to restart the H1 paper machine in June 2020, while the H2 paper machine will remain idled until July 2020. The temporary shutdown will reduce Domtar’s uncoated freesheet paper production capacity by approximately 83,000 short tons. As a result of the shutdown, Domtar will temporarily lay off approximately 400 employees at the Hawesville mill.

This incremental action follows Domtar’s idling of its Kingsport, Tennessee, mill and the A62 paper machine at its Ashdown, Arkansas mill. Combined, the temporary shutdowns will reduce production capacity by approximately 227,000 short tons of uncoated freesheet paper. The Company anticipates inventory to be at appropriate levels after this downtime.

“Throughout the COVID-19 pandemic, we have been actively monitoring the impacts to our business and taking methodical steps to optimize capacity in the current environment. We believe it is appropriate to take the additional step of temporarily idling our Hawesville mill in light of reduced paper demand. We are optimistic that we have taken the right actions to effectively manage the business through these evolving market conditions,” said John D. Williams, President and Chief Executive Officer.

“We regret that this temporary action will have an impact on our exceptional people and their families. We are doing everything we can to help them through this unprecedented period, and we have great confidence in the long-term strength and viability of our paper mills,” said Mike Garcia, President Pulp and Paper division.

Beyond these temporary shutdowns, all of Domtar’s other facilities remain fully operational and shipments continue to proceed without disruption. The health and safety of Domtar’s employees remains its central focus as the Company works to operate its business as efficiently as possible to meet the needs of its customers.

For more details on how Domtar is responding to the COVID-19 pandemic, please visit the Business Continuity section of Domtar’s website.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 9,700 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Some of the statements in this news release are forward-looking statements. These forward-looking statements include statements about the duration of the idling of the uncoated freesheet paper production capacity and the impact of the COVID-19 pandemic on our business and demand for our paper products. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should” and similar expressions. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any occur, what effect they will have on our results of operations or financial condition. Some of the factors that could materially affect our results of operations or financial condition include the COVID-19 pandemic; general economic and industry conditions affecting our paper business; such as competition, demand for our paper products, and product pricing; as well as those identified under Item 1A. Risk Factors in Domtar’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made. Unless specifically required by law, Domtar Corporation disclaims any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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